UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2025

AIS Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

DE	000-55769	36-4877329
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3-5-2-205, Kojimachi, Chiyoda-ku, Tokyo, Japan	102-0083
(address of principal executive offices)	(zip code)

+81-3-6670-1691
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

For purposes of this report, “we,” “us,” “the Issuer,” “AIDG,” or “the Company” refer to AIS Holdings Group, Inc., a Delaware corporation.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy, plans, and objectives of management for future operations, are forward-looking statements.

We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology. Although we believe we have a reasonable basis for these forward-looking statements, we cannot guarantee their accuracy.

These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements to differ materially. Such risks include, but are not limited to, our ability to implement and execute our business plan, generate revenue from the AI Agent “SEIKAI” customer management system, successfully complete development and deployment of SEIKAI, obtain financing, attract and retain key personnel, compete effectively in our industry, and manage growth. The AI Agent “SEIKAI” software and web application are new operations for the Company, and there can be no assurance that the platform will achieve market acceptance, generate revenue, or operate as intended.

All forward-looking statements included in this document are based on information available to us as of the date of this report, and we assume no obligation to update any such statements except as required by law. You should not place undue reliance on any forward-looking statement, which applies only as of the date of this Current Report on Form 8-K.

All dollar amounts used throughout this Report are in U.S. Dollars unless otherwise stated. All amounts in Japanese Yen used throughout this Report are preceded by “JPY”; for example, JPY 500 refers to 500 Japanese Yen.

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On August 1, 2025, AIS Japan Co., Ltd., a wholly owned subsidiary of AIS Holdings Group, Inc. (the “Company”), entered into a Business Outsourcing Agreement (the “Agreement”) with ROGYX Co., Ltd. (“ROGYX”) to provide services relating to the development of the AI Agent “SEIKAI,” a software and web application for customer management, as described in more detail in the section titled “Business.” Under the Agreement, ROGYX will provide services including product research and development, product design, securing and maintaining research and development facilities, and support for planning product development activities. AIS has agreed to pay ROGYX monthly compensation, throughout the term of the Agreement, consisting of a SEIKAI development fee of JPY 7,810,000, a maintenance fee of JPY 2,035,000, and a support fee of JPY 99,000, with the total monthly remuneration subject to adjustment upon mutual agreement of the parties. The term of the Agreement is one year, with automatic renewal for successive one-year periods unless either party provides notice of termination. The Agreement provides that all intellectual property created during the development will belong to the Company.

The AI Agent “SEIKAI” is an AI-powered advertising tool accessible via website login, designed to assist small and medium-sized businesses with online marketing and advertising management.

The Company notes that the Agreement was executed on August 1, 2025; however, the Company did not consider the Agreement to be material at that time because the AI Agent SEIKAI had not yet been created and no rights or obligations under the Agreement had resulted in a material effect on the Company’s operations or financial position. The Agreement has now become material as the development of the AI Agent SEIKAI is substantially complete and the Company holds the related intellectual property rights. Accordingly, the Company is disclosing this Agreement in this Current Report on Form 8-K.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As previously described in Item 1.01 of this Current Report on Form 8-K, on August 1, 2025, AIS Japan Co., Ltd., a wholly owned subsidiary of AIS Holdings Group, Inc. (the “Company”), entered into a Business Outsourcing Agreement with ROGYX Co., Ltd. (“ROGYX”) to provide services relating to the development of the AI Agent “SEIKAI,” a software and web application for customer management, as described in more detail in the section titled “Business.” Under the Agreement, ROGYX provides business outsourcing services including product research and development, product design, securing and maintaining research and development facilities, and support for planning product development activities. All intellectual property created during the development of the AI Agent SEIKAI is owned by the Company.

As of the date of this report, November 18, 2025, the development of the AI Agent SEIKAI is now substantially complete, and the Company has established a bona fide business plan to monetize and further develop the AI Agent SEIKAI. Accordingly, AIS Holdings Group, Inc. has ceased to be a “shell company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

FORM 10 DISCLOSURE

As disclosed in Item 1.01 of this report, AIS Japan Co., Ltd., a wholly owned subsidiary of AIS Holdings Group, Inc. (the “Company”), has substantially completed the development of the AI Agent “SEIKAI” through a Business Outsourcing Agreement with ROGYX Co., Ltd. As a result, the Company has ceased to be a “shell company,” as defined under the Securities Act of 1933, as amended.

Pursuant to Item 2.01(f) of Form 8-K, if a registrant was a shell company immediately prior to the transaction disclosed under Item 2.01, the registrant must provide the information that would be required in a general Form 10 registration statement. Accordingly, we are providing below the information that would be included in a Form 10 if we were to file one.

Please note that the information below relates to the Company’s operations after the substantial completion of the AI Agent SEIKAI development, except that information covering periods prior to such development only pertains to the Company, unless specifically noted otherwise.

Business

Corporate History

The Company was originally incorporated with the name Superb Acquisition, Inc. in accordance with the laws of the State of Delaware on January 30, 2017, for the purpose of acquiring or merging with an operating business. On June 18, 2017, the former sole shareholder and controlling person of Superb Acquisition, Inc. entered into and consummated a Share Purchase Agreement with Takehiro Abe. Pursuant to the agreement, the prior controlling shareholder transferred all 20,000,000 issued and outstanding shares of the Company’s common stock to Mr. Takehiro Abe.

The above transaction was conducted pursuant to Regulation S of the Securities Act of 1933, as amended, as the sale of common stock was made to a non-U.S. person, as defined under Rule 902(k)(2)(i) of Regulation S, in offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, their respective affiliates, or any person acting on their behalf.

Following the closing of the share purchase agreement above, Takehiro Abe gained a 100% interest in the issued and outstanding shares of our common stock and became the controlling shareholder of the Company.

On June 18, 2017, the former sole officer and director of the Company resigned from all positions, including Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. The resignation was not due to any disagreement with the Company regarding its operations, policies, or practices. Effective the same day, Mr. Takehiro Abe was appointed to serve as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On June 20, 2017, the Company filed a Certificate of Amendment with the Delaware Secretary of State to change its name to AIS Holdings Group, Inc.

On October 25, 2017, the Company entered into a Stock Purchase Agreement with Takehiro Abe. Pursuant to this agreement, Mr. Abe transferred to AIS Holdings Group, Inc. 100 shares of common stock of AIS Japan Co., Ltd., a Japanese corporation, representing all of its issued and outstanding shares, in consideration for 1,000,000 JPY.

On October 25, 2017, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Takehiro Abe. Pursuant to this Agreement, on October 25, 2017 Takehiro Abe transferred to AIS Holdings Group, Inc., 100 shares of the common stock of AIS Japan Co., Ltd., a Japan corporation (“AIS Japan”), which represents all of its issued and outstanding shares, in consideration of 1,000,000 JPY. Following the closing of this transaction, AIS Holdings Group, Inc. acquired 100% of the issued and outstanding shares of AIS Japan Co., Ltd., and AIS Japan became a wholly owned subsidiary of the Company.

On February 28, 2018, AIS Japan purchased a software package for a cryptocurrency trading platform from GL Co., Ltd. for 2,000,000 JPY (approximately $18,000). Following this acquisition, the Company began material operations in the digital currency sector, providing source code that could be customized for clients to develop websites that related to the industry.

In September, 2019, Takehiro Abe entered into stock purchase agreements with 34 shareholders. Pursuant to these agreements, Mr. Abe sold a total of 1,800,000 shares of common stock to these individuals and received $54,000 as aggregate consideration. Each shareholder paid $0.03 USD per share. These shares were sold pursuant to the Company’s effective S-1 Registration Statement deemed effective on July 15, 2019 at 4 pm EST.

On April 1, 2025, Takehiro Abe entered into a Share Purchase Agreement (the “Agreement”) with SKYPR LLC, an entity controlled by Ryohei Uetaki, pursuant to which Takehiro Abe sold 18,200,000 shares of his restricted common stock in the Company to SKYPR LLC. These shares, representing approximately 91% of the Company’s outstanding stock, were sold for total consideration of eighty thousand dollars ($80,000). The transaction was consummated on the same date, resulting in a change in control of the Company, with SKYPR LLC becoming the largest controlling stockholder. On the same date, Mr. Abe resigned from all officer positions. His resignation was not the result of any disagreement with the Company regarding its operations, policies, or practices. Mr. Uetaki was appointed Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. In connection with this change in control, the Company divested its interest in the cryptocurrency software platform and ceased operations in the IT and software development sector. The Company then reverted to its prior status as a “blank check” shell company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

On August 1, 2025, AIS Japan Co., Ltd., a wholly owned subsidiary of AIS Holdings Group, Inc. (the “Company”), entered into a Business Outsourcing Agreement (the “Agreement”) with ROGYX Co., Ltd. (“ROGYX”) to provide services relating to the development of the AI Agent “SEIKAI,” a software and web application for customer management, as described in more detail in the section titled “Business.” Under the Agreement, ROGYX will provide services including product research and development, product design, securing and maintaining research and development facilities, and support for planning product development activities. AIS has agreed to pay ROGYX monthly compensation, throughout the term of the Agreement, consisting of a SEIKAI development fee of JPY 7,810,000, a maintenance fee of JPY 2,035,000, and a support fee of JPY 99,000, with the total monthly remuneration subject to adjustment upon mutual agreement of the parties. The term of the Agreement is one year, with automatic renewal for successive one-year periods unless either party provides notice of termination. The Agreement provides that all intellectual property created during the development will belong to the Company.

The AI Agent “SEIKAI” is an AI-powered advertising tool accessible via website login, designed to assist small and medium-sized businesses with online marketing and advertising management.

The Company notes that the Agreement was executed on August 1, 2025; however, the Company did not consider the Agreement to be material at that time because the AI Agent SEIKAI had not yet been created and no rights or obligations under the Agreement had resulted in a material effect on the Company’s operations or financial position. The Agreement has now become material as the development of the AI Agent SEIKAI is substantially complete and the Company holds the related intellectual property rights. Accordingly, the Company is disclosing this Agreement in this Current Report on Form 8-K.

As previously described, the development of the AI Agent SEIKAI is now substantially complete, and the Company has established a bona fide business plan to monetize and further develop the AI Agent SEIKAI. Accordingly, AIS Holdings Group, Inc. has ceased to be a “shell company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

On October 1, 2025, the Company issued 4,000,000 shares of restricted common stock to its sole officer and director, Mr. Ryohei Uetaki, at a par value of $0.0001 per share for services rendered.

Industry Overview

The market for AI-powered web-based advertising support services in Japan is undergoing significant expansion, driven by the adoption of artificial intelligence across multiple operational layers. These include creative generation and review, automatic delivery optimization through demand-side platforms (DSPs), marketing automation, and workflow automation using AI agents. Growing investment from advertisers, publishers, and advertising technology vendors continues to accelerate the development of this sector [1].

One of the most notable developments is the use of generative AI for large-scale creative production and predictive analysis. Advertising agencies and technology companies increasingly utilize AI to automatically generate ad copy, images, and landing pages, while simultaneously conducting predictive testing to identify high-performing creative combinations. CyberAgent Inc. is a leading example, offering services that automate both content generation and performance review through its AI Creative and Review AI platforms [2].

AI-based optimization in ad delivery, particularly within bidding and targeting processes, has also become mainstream. Domestic DSP providers such as Logicad have integrated machine learning algorithms into their systems to refine bidding strategies and dynamically tailor ad delivery in real time, thereby improving cost efficiency and campaign effectiveness [3].

Another emerging area is the deployment of AI agents that manage marketing operations, including keyword research, creative format selection, and campaign automation. Advertising firms and specialized startups are developing AI-based tools and enterprise solutions to enhance workflow efficiency and reduce manual intervention. Dentsu Group, for example, has launched AIMX and AI for Growth, which support corporate clients in implementing AI-driven marketing strategies [4][5].

The continued growth of Japan’s marketing and automation technology sector, supported by expanding AI investment, is expected to sustain this trajectory in the coming years [1].

AI-driven advertising support services present multiple operational and strategic advantages for advertisers. These include lower operational costs through automation, the ability to manage a larger number of campaigns with fewer resources, faster creative optimization through mass testing and predictive analytics, and enhanced precision in targeting and bidding, resulting in improved return on ad spend (ROAS) [2][3].

Despite its growth, the sector faces several challenges. The transition to a privacy-focused, cookieless environment requires advertisers and vendors to adopt alternative measurement techniques that do not rely on individual identifiers. Maintaining content accuracy and brand consistency is also a growing concern as generative AI tools produce high volumes of creative material that require review and governance. Additional challenges include the lack of transparency in AI optimization logic, dependency on specific vendors or platforms, and the need for compliance with evolving advertising and data protection regulations [2][3].

Advertisers seeking to integrate AI into their marketing operations can begin with small-scale proof-of-concept implementations to assess performance outcomes. Strengthening internal data infrastructure, including first-party data systems and server-side measurement tools, is also a key preparatory step. Establishing governance frameworks to monitor AI outputs and ethical standards, as well as selecting vendors with demonstrated transparency and domestic legal compliance, are additional priorities for successful adoption [1][2][3].

Sources:
[1] Newscast Japan (2025) - https://newscast.jp/news/5546944

[2] CyberAgent Inc. - https://www.cyberagent.co.jp/service/ai/aicreative/

[3] Logicad (Sony Group) - https://logicad.com/

[4] Dentsu Group Inc. (Press Release, Sept. 11, 2025) - https://www.dentsu.co.jp/news/release/2025/0911-010941.html

[5] Japan AI Co., Ltd. (Press Release, June 18, 2025) - https://japan-ai.co.jp/news/press/2025/06/0618/

Business Information

Overview

The Company entered into a Business Outsourcing Agreement (the “Agreement”) with ROGYX Co., Ltd. (“ROGYX”) to provide services relating to the development of the AI Agent “SEIKAI,” a software and web application for customer management, on August 1, 2025. Initial development has now been substantially completed. AI SEIKAI (“SEIKAI”) is an artificial intelligence advertising management platform that autonomously manages multiple digital advertising channels, including Google, Meta, and LINE, through application programming interfaces (APIs). The system is offered primarily as a web-based software-as-a-service (SaaS) platform, with optional on-premise deployment for clients with higher confidentiality or data security requirements. SEIKAI is designed to minimize human dependency in advertising operations while continuously maximizing return on advertising spend (ROAS) and optimizing cost per acquisition (CPA).

Products and Services

SEIKAI is an AI agent that automates and optimizes the advertising process, including keyword generation, campaign setup, bidding, budget allocation, and performance evaluation, without requiring ongoing manual input. The system integrates across multiple advertising platforms and uses a proprietary learning model that integrates multiple advertising platforms and analyzes multivariate data to analyze user behavior, keyword performance, and real-time advertising data. SEIKAI adjusts bids, and reallocates budgets to improve campaign efficiency.

The platform’s core features include an AI keyword-generation engine, automated campaign creation, and adaptive performance feedback mechanisms. Through continuous data analysis, SEIKAI identifies which search terms and ad combinations are most effective in reaching target audiences. The system enables users to visualize search intent, automatically eliminating underperforming elements and introducing new keywords. This adaptive process supports rapid optimization and improved campaign relevance compared to conventional manual advertising management.

Revenue Model

The Company’s core revenue model is based on a commission equal to nine percent (9%) of the total advertising spend managed through SEIKAI. There are no setup fees, fixed monthly charges, or minimum contract periods. Additional revenue streams include custom on-premise implementations and proprietary data-integration services for enterprise clients, offered on a quoted basis.

The Company’s integrated AI architecture enables cross-media optimization that manages and coordinates multiple advertising algorithms simultaneously. This model is designed to produce a high-margin operational structure, with projected gross margins exceeding 100 percent (an exceptionally high profit margin on a software margin basis) due to minimal human labor costs and automated 24-hour management.

Competitive Advantages

SEIKAI differentiates itself from traditional advertising platforms and agencies through its cross-media self-optimizing structure, real-time calibration and optimization between advertising algorithms across multiple networks, and minimal personnel dependency. While competing solutions, such as SHIROFUNE in Japan, rely on user input or limited-platform automation, SEIKAI employs what the Company believes to be a higher-level AI, capable of coordinating distinct ad network algorithms in real time. This independence from manual operation allows for faster response to performance data, continuous campaign improvement, and scalability without proportional increases in labor.

Target Market

The Company’s primary target customers are business users and advertisers who already conduct online advertising campaigns. The secondary market includes small to medium-sized enterprises with monthly advertising expenditures under JPY 300,000 that seek to balance cost efficiency and maximized results through automation. The system’s design allows both experienced advertisers and smaller clients to benefit from the same autonomous optimization functions.

Marketing Plan

The Company’s marketing strategy is centered on data-driven automation, strategic partnerships, and long-term brand credibility through transparent operations. SEIKAI operates its own AI-based advertising systems designed to automatically generate leads while publicly disclosing advertising costs to strengthen trust and accountability.

To expand user acquisition and engagement, SEIKAI has established referral programs for users, agencies, and partner companies. These programs are monitored and optimized by AI systems that automatically track performance and adjust commission structures. Referral activities are expected to represent approximately 25% of total annual marketing expenditures.

The Company also emphasizes search engine optimization (SEO) and content distribution through the publication of thought leadership articles, technical blogs, and other content focused on the AI and advertising sectors.

In addition, SEIKAI’s social and public relations strategy includes AI-optimized advertising campaigns across platforms such as LINE, X (formerly Twitter), and Meta. These efforts are supplemented by participation in both domestic and international industry events and speaking engagements.

To strengthen its B2B presence, SEIKAI plans to accelerate lead generation through expanded API integration with third-party SaaS platforms and advertising media.

The Company’s overall marketing development follows a phased approach: initial beta development and proof of concept, launch and growth within the Japanese market, followed by global network expansion and partnership establishment.

Technology and Data Protection

SEIKAI’s core AI algorithms and source code are owned entirely by the Company. This system operates independently of external AI models, combining proprietary models and APIs as needed, and integrates with advertising platforms through API connections. Data security measures include AES-256 encryption, TLS/SSL communication protocols, and a multi-tenant architecture with strict role separation. Automatic retraining and drift detection ensure stable performance without manual intervention. The Company conducts regular vulnerability assessments and maintains a zero-trust access control framework to enhance system reliability.

All operations comply with applicable data-protection regulations, and the Company applies for any additional licenses required in each jurisdiction of operation.

The Company recognizes potential risks associated with changes in third-party media API specifications, competition from emerging AI-driven platforms, evolving global regulatory environments, and reliance on cloud infrastructure such as Amazon Web Services (AWS). These risks are mitigated through system redundancy, failover design including multi-region redundancy and automated recovery, and continuous AI retraining to maintain operational performance.

No intellectual property disputes or concerns have been identified at this time or in the past. In management’s view, SEIKAI represents a scalable, autonomous advertising platform capable of delivering measurable performance improvements while reducing personnel costs for advertisers across multiple regions and industries.

Government Regulations

The Company’s operations are subject to various laws and regulations applicable to technology and online services in Japan (where the Company operates), including those governing data protection, consumer privacy, and the responsible use of artificial intelligence. In particular, the Company is subject to the Act on the Protection of Personal Information (APPI), Japan’s principal data protection law. The APPI establishes requirements for the proper handling of personal data, including obtaining user consent for data collection and use, implementing safeguards to prevent unauthorized disclosure or loss, and reporting certain data breaches to the Personal Information Protection Commission (PPC) and affected individuals. Amendments to the APPI that took effect in 2022 strengthened user rights, expanded obligations to report major data leakage incidents, and increased penalties for non-compliance.

In addition to binding privacy and data protection laws, the Company also follows non-binding but influential government guidance related to artificial intelligence governance. These include the Cabinet Office’s Social Principles of Human-Centric AI, which emphasize fairness, transparency, and accountability in the development and use of AI technologies, as well as AI governance guidelines and implementation guides issued by the Ministry of Economy, Trade and Industry (METI) and the Digital Agency. These frameworks encourage responsible data usage, explainability of AI models, and ongoing monitoring to prevent bias or misuse. While these AI guidelines do not have the force of law, they represent prevailing standards in Japan’s regulatory environment and are expected to shape future legal and ethical expectations for AI-enabled businesses.

Employees

As of the date of this report, the Company has engaged two independent contractors to assist with its operations. The Company’s day-to-day business activities are managed by its sole officer and director, who currently serves without compensation.

Future Plans

The Company intends to initiate full-scale operation of Google Ads by December 2025, with Meta Ads integration planned for beta release during the first quarter of 2026. Subsequent development phases will focus on expansion into related digital domains such as customer relationship management (CRM), e-commerce (EC), and media optimization.

The Company also plans to pursue international expansion, initially targeting the European and North American markets. Marketing and customer acquisition will be driven through demonstration and promotion via implementing SEIKAI into our own marketing operations, and collaborations with existing advertising agencies seeking to reduce labor costs through AI automation. There is no guarantee that any of our future plans will come to fruition.

RISK FACTORS

The risk factors set forth below are those the Company currently considers material at this time with respect to its operations, prospects, and capital structure. They are not comprehensive, and there may be additional risks, uncertainties, and events that the Company does not currently anticipate or consider material.

An investment in our common stock is highly speculative and involves an extremely high risk of loss. The Company has limited liquidity, minimal operating history, and significant uncertainties regarding its future operations and financial performance. As a result, an investment in our common stock could result in the complete loss of an investor’s entire investment. Prospective investors should be prepared to bear the economic risk of such a loss. Only persons who can afford to lose their entire investment should consider investing in the Company. There can be no assurance that any investment in the Company will produce a return, and the risk of total loss is substantial.

We will require additional funds in the future to achieve our current business strategy, and our inability to obtain funding may cause our business to fail.

We will need to raise additional funds through public or private debt or equity financings in order to support our operations and implement our business plan. Such financings may not be available when needed or may only be available on unfavorable terms. Even if we are able to raise capital, the terms of any such financing could result in dilution of existing shareholders or include preferences that are materially adverse to their interests. If we are unable to obtain financing, we may be forced to delay, scale back, or discontinue our operations, which would have a material adverse effect on our business and could ultimately cause us to cease operations.

Even if we successfully raise additional capital, we may require further funding in the future to continue or expand our operations. Failure to obtain such additional capital could cause the value of any investment in our Company to become worthless. If conventional financing sources are unavailable, we may be required to significantly reduce or curtail our planned activities.

We are an early-stage company with an unproven business plan.

As of the date of this report, the Company has generated no revenue from its current operations. Any prior revenue was derived solely from a business model that is no longer part of our operations. The Company transitioned to a blank check shell and now has a bona fide new business plan, which is unproven and subject to significant uncertainties. We are in the early stages of implementing this plan, and our ability to continue as a going concern depends on our ability to establish commercially viable operations and achieve profitability. There can be no assurance that we will successfully develop our business, raise additional capital, or generate revenue. These factors raise substantial doubt about our ability to continue as a going concern. If we are unsuccessful, investors could lose their entire investment.

We have a limited operating history, and our business plan is unproven.

Our wholly owned subsidiary, AIS Japan Co., Ltd., historically operated under a prior business model and later became part of a blank check shell. The Company has only recently commenced operations under a bona fide new business plan through this subsidiary. As of the date of this report, we have generated no revenue from our current operations. Our limited operating history provides little basis for evaluating our future prospects. The likelihood of our success must be considered in light of the significant expenses and challenges associated with establishing a customer base, retaining clients, and securing adequate financing to execute our business plan. There can be no assurance that we will be able to generate sufficient revenues to achieve or sustain profitability, and if we are unsuccessful, investors could lose their entire investment.

We are an early-stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of operational development and have not generated meaningful revenue. There can be no assurance that we will be able to execute our business strategy as planned or that our business model will prove viable. We anticipate that full implementation of our business plan could take several years, and success is dependent on many factors beyond our control.

Our limited operating history makes it difficult to forecast revenues and plan operating expenses accurately.

Because we have a limited history of operations, we may be unable to forecast future revenues and expenses with accuracy. Any misalignment between projected and actual performance could result in unexpected losses and cash flow shortages.

If we are unable to develop a customer base for the AI Agent “SEIKAI” system, we may never achieve profitability.

Our business depends on the successful commercialization of our AI Agent “SEIKAI” customer management software and web application. If we are unable to attract and retain users, effectively market our platform, or compete with other providers of similar systems, we may fail to develop a viable customer base. In such event, we may be unable to generate revenue or achieve profitability.

Technical issues with the AI Agent “SEIKAI” system could disrupt our operations.

Because our business relies entirely on the continued performance of the AI Agent “SEIKAI” platform, any software or technical malfunctions could materially affect our operations. Remediation of such issues could require significant time, expense, or expertise that we may not possess. A sustained disruption could lead to loss of customers, increased costs, or suspension of our operations.

We operate in a highly competitive industry, and our inability to compete effectively could materially affect our business.

The customer management software and web application market is highly competitive. Many of our competitors have greater financial, technical, and marketing resources than we do. Failure to compete effectively could materially and adversely affect our business, financial condition, and operating results.

Our limited capital resources may restrict our marketing efforts and ability to attract customers.

Because we have limited financial resources, our marketing activities may be insufficient to generate meaningful awareness of our products. If we are unable to attract enough customers to achieve profitability, we may be forced to reduce or suspend operations.

We expect our operating results to fluctuate from quarter to quarter.

Our revenues and operating results may vary significantly between quarters due to factors such as demand fluctuations, customer retention rates, growth management challenges, and general economic conditions. These variations may cause results in future periods to fall short of market expectations, which could adversely affect our stock price.

Our future success depends on our ability to execute key elements of our business plan.

Our ability to achieve profitability depends on successfully implementing our business plan, which includes acquiring customers, establishing operational systems, and managing business processes efficiently. Failure to achieve these milestones could impair our ability to expand or sustain operations.

Our anticipated growth may strain our limited resources.

If our business expands, we may face significant operational and managerial challenges due to limited personnel and financial resources. Our systems and controls may not be adequate to support such growth, which could have a material adverse effect on our results of operations and financial condition.

Because our headquarters and assets are located in Japan, investors may face challenges enforcing judgments under U.S. securities laws.

Although we are organized under the laws of Delaware, our headquarters and assets are located in Japan, and our officer and director resides outside the United States. As a result, it may be difficult or impossible for investors to serve process on us or enforce judgments obtained in U.S. courts based on U.S. securities laws.

Our business depends heavily on the continued service of our Chief Executive Officer, and the loss of his leadership could harm our operations.

We rely heavily on the experience and leadership of Ryohei Uetaki, our Director, Chief Executive Officer, and President. We currently do not have an employment agreement with Mr. Uetaki. The loss of his services could materially delay or disrupt our business operations.

Our ability to attract and retain qualified personnel is critical to our success.

Our future success depends on our ability to hire and retain skilled technical and managerial employees. Because many positions require bilingual or specialized skills, the pool of qualified candidates in Japan may be limited and in high demand. Failure to attract or retain such personnel could impair our ability to execute our business plan.

If we cannot effectively expand our sales and marketing capabilities, our revenues may not grow as anticipated.

We must continue to develop our sales and marketing functions to increase awareness and adoption of our technology. If we fail to recruit, train, and retain capable sales and marketing personnel, we may be unable to gain market traction or enter new markets. This could adversely affect our revenue growth and financial performance.

Technical issues, including data loss, system outages, or software errors, could impair our platform and lead to customer attrition.

SEIKAI depends on stable software performance and data integrity. If the platform experiences prolonged or repeated disruptions such as data loss, system outages, or software errors lasting more than a temporary period, users may discontinue use of the service, adversely affecting revenue and reputation.

We rely on third-party vendors and hosting providers, and interruptions in their services could adversely affect our business.

SEIKAI depends on external vendors and hosting providers for essential components of its platform. If those services are disrupted or terminated, our platform could become inaccessible, resulting in customer losses and an increase in the Company’s deficit.

Failure to comply with data protection and privacy regulations could result in penalties, litigation, and loss of customer trust.

The Company is subject to data protection laws, including Japan’s Personal Information Protection Act and other international privacy frameworks. Failure to comply with these regulations, or the occurrence of a major data leakage incident, could lead to penalties, mandatory reporting obligations, and potential class-action lawsuits under laws such as the GDPR. In addition to financial penalties, any perceived mishandling of data could significantly damage the Company’s credibility and lead to customer attrition.

Rapid technological changes could render SEIKAI’s platform obsolete or require substantial additional investment.

The AI and software industries evolve rapidly, and new technologies or standards could make SEIKAI’s system less competitive or outdated. While the Company intends to update the platform within the scope of its existing Business Outsourcing Agreement, major upgrades may require additional costs, which could negatively affect financial performance.

Cybersecurity breaches or data theft could materially harm our business and reputation.

Like many technology companies, the Company’s technology faces the risk of cyberattacks, ransomware, and other malicious activity. Such incidents could result in financial losses, recovery expenses, legal liabilities, and damage to customer trust. Although the Company implements measures such as AES-256 encryption, zero-trust access controls, and regular vulnerability assessments, there is no assurance that these safeguards will prevent future breaches or mitigate all potential losses.

We may become subject to intellectual property disputes, which could be costly and disruptive.

Although the Company is not currently involved in any intellectual property disputes, there is a risk that third parties could assert claims relating to proprietary technology or software components used in SEIKAI. Defending against such claims could result in significant expenses and divert management’s attention from operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

As disclosed in Item 1.01 of this Current Report, the Company has transitioned from a blank check shell to an operating company through the development of its AI Agent “SEIKAI,” a software and web application designed primarily to assist small and medium-sized businesses with online marketing and advertising management. Under the Business Outsourcing Agreement with ROGYX Co., Ltd., the Company has substantially completed development of “SEIKAI” and holds all related intellectual property rights. The Company plans to further develop, monetize, and commercialize “SEIKAI.”

Business Model and Operations

“SEIKAI” is an AI-powered advertising tool accessible via website login. The Company anticipates generating revenue through a 9% commission on advertising spend. The Company has not yet acquired any customers and has not generated any revenue. Additional revenue streams, such as premium tiers or customization fees, are under consideration but are not currently implemented. Customers are expected to be primarily small and medium-sized businesses, with larger enterprise clients also eligible. The Company anticipates acquiring customers primarily through direct web sales and sales agents.

Liquidity and Capital Resources

The Company anticipates requiring additional funding to fully implement its business agenda. As of the date of this filing, no arrangements or plans are in place to secure such funding. The Company may, if necessary, seek financial support through loans, advances, or other contributions from its sole officer and director, Ryohei Uetaki.

The Company may also, at some future time, seek to raise capital through the sale of its common stock; however, no such funding is guaranteed, no commitments have been made, and the timing, terms, and amount of any such funding are entirely undetermined.

In the interim, the Company intends to fund its operations through loans or advances from related parties and available cash resources. If additional funding is required and such sources are unavailable or insufficient, the Company may explore alternative forms of financing, which have not yet been identified.

Going Concern

For the period ended September 30, 2025, the Company has suffered recurring losses from operations, generated negative cash flows from operations, and had a net capital deficiency. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s sole officer and director plans to engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company intends to offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue-producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions, or other arrangements that may dilute the interests of existing stockholders. These conditions and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements referenced below, which are incorporated by reference in this Current Report, do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Financial Statements

No historical financial statements are included in this Current Report, and there have been no changes to the Company’s previously reported financial condition or results of operations. The Company’s previously filed financial statements, as included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025, and September 30, 2025, remain accurate and are incorporated by reference.

Future Plans

The Company intends to initiate full-scale operation of Google Ads by December 2025, with Meta Ads integration planned for beta release during the first quarter of 2026. Subsequent development phases will focus on expansion into related digital domains such as customer relationship management (CRM), e-commerce (EC), and media optimization.

The Company also plans to pursue international expansion, initially targeting the European and North American markets. Marketing and customer acquisition will be driven through demonstration and promotion via implementing SEIKAI into our own marketing operations, and collaborations with existing advertising agencies seeking to reduce labor costs through AI automation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 18, 2025, the Company has 24,000,000 shares of common stock issued and outstanding, which number of shares of common stock has been used throughout this report. As of such date, there are no shares of preferred stock issued and outstanding.

The following table sets forth, as of November 18, 2025, information regarding the beneficial ownership of the Company’s common stock by (i) each executive officer and director of the Company, and (ii) each person or entity known to the Company to beneficially own more than 5% of the Company’s outstanding common stock. The address of each of the individuals and entities listed in the table below is 3-5-2-205, Kojimachi, Chiyoda-ku, Tokyo, Japan 102-0083.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Ryohei Uetaki, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director	22,200,000 (1)	92.50%	N/A	N/A	92.50%
5% or greater Shareholders
SKYPR LLC	18,200,000 (1)	75.83%	N/A	N/A	75.83%
Total	22,200,000	92.50%	N/A	N/A	92.50%

(1) The 22,200,000 shares of common stock listed above for Ryohei Uetaki include 4,000,000 shares directly owned by him and 18,200,000 shares held by SKYPR LLC, of which Mr. Uetaki is the sole member. Mr. Uetaki has sole voting and dispositive control over all of these shares.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the Officers and Directors of the Company, who will continue to serve as Officers and Directors of the Company and AIS Japan Co., Ltd. (our wholly owned subsidiary) are provided below:

AIS Holdings Group, Inc.

NAME	AGE	POSITION
Ryohei Uetaki	51	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

AIS JAPAN Co., Ltd.

NAME	AGE	POSITION
Ryohei Uetaki	51	President, Chief Executive Officer and Director

Ryohei Uetaki

Mr. Ryohei Uetaki graduated from the Faculty of Commerce at Osaka Gakuin University in 1997. In 2000, he founded Zero Step Ltd and served as its president until the company ceased operations in 2006. In 2006, Mr. Uetaki joined EAZ Holdings Ltd as a director responsible for marketing, a position he held until 2007. From 2007 to 2019, he worked as an independent business consultant. From 2017 to 2018, he served as an associate professor at Keio University Graduate School.

On October 25, 2019, Mr. Uetaki was appointed president, CEO, and director of World Scan Project, Inc. He was appointed CEO and member of SKYPR LLC on January 10, 2020, president, CEO, and director of World Scan Project Corporation on January 22, 2020, and president, CEO, and director of Kids Cell Technologies Corporation on November 18, 2020. On April 1, 2025, he was appointed president, CEO, and director of AIS Holdings Group, Inc.

Currently, Mr. Uetaki serves as an officer and director of World Scan Project, Inc., World Scan Project Corporation, SKYPR LLC, Kids Cell Technologies Corporation, and AIS Holdings Group, Inc.

Based on Mr. Uetaki’s extensive and diverse business experience, the Board of Directors has determined that it is in the best interest of the Company to appoint him as Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director.

Corporate governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications; and strives to comply with applicable governmental laws, rules, and regulations. The Company has not adopted a formal written code of business conduct and ethics governing its employees and officers, as it is not required to do so.

As the Company has a single officer and director, Ryohei Uetaki, who serves as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director, the functions typically assigned to an audit committee are performed directly by Mr. Uetaki. These functions include reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results, and effectiveness of the annual audit of the Company’s financial statements, and reviewing other services provided by the Company’s independent registered public accounting firm. Mr. Uetaki also oversees the Company’s internal accounting controls, practices, and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees, or committees performing similar functions, nor does the Company have a written nominating, compensation, or audit committee charter. Our officer and director, Ryohei Uetaki, believes that it is not necessary to have such committees at this time, as he can adequately perform the functions of these committees.

Audit Committee Financial Expert

Our sole officer and director, Ryohei Uetaki, has determined that the Company does not have an officer or director who qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, nor does the Company have an officer or director who qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our officer and director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We do not believe it is necessary to have an audit committee, as the officer and director can adequately perform the functions of such a committee. Additionally, retaining an independent officer or director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted given the current stage of our development.

Involvement in Certain Legal Proceedings

Our sole officer and director has not been involved in any of the following events during the past ten years.

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members on our board, and do not anticipate having independent officers or directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Company is currently managed by one person, our sole officer and director, who evaluated the business and determined that, because the Company is run by a single individual, general rules of fiduciary duty and federal and state criminal, business conduct, and securities laws provide adequate ethical guidelines. In the event our operations, employees, and/or officers and directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for officers or directors. Our sole officer and director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Company does not currently have any specific or minimum criteria for the election of nominees to the board and does not have a specific process or procedure for evaluating such nominees. The sole officer and director will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our officer and director may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the first page of this Form 8-K.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers. For purposes of this disclosure, “named executive officers” includes: (i) all individuals serving as our principal executive officer during the fiscal years ended March 31, 2025 and March 31, 2024; (ii) the most highly compensated executive officer serving as an executive officer at the end of the fiscal year ended March 31, 2025; and (iii) any additional individuals for whom disclosure would have been required but who were not serving as executive officers at the end of the fiscal year ended March 31, 2025.

Name and Principal Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Takehiro Abe, Former Sole Officer and Director (1)	2025	0	0	0	0	0	0	0	0

Takehiro Abe, Former Sole Officer and Director (1)	2024	0	0	0	0	0	0	0	0

Ryohei Uetaki, Current Sole Officer and Director (2)	2025	0	0	0	0	0	0	0	0

Ryohei Uetaki, Current Sole Officer and Director (2)	2024	0	0	0	0	0	0	0	0

(1) On April 1, 2025, Takehiro Abe resigned from his positions as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of the Company.

(2) On April 1, 2025, Ryohei Uetaki was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of the Company.

Compensation of Directors

The table above summarizes all compensation of our officers and directors, including both the former officer and director, Takehiro Abe, and the current officer and director, Ryohei Uetaki, through the last two fiscal years ended March 31, 2025 and March 31, 2024.

We do not have any employment agreements in place with our sole officer and director, Ryohei Uetaki.

Stock Option Grants

We have not granted any stock options to our executive officers or directors since our incorporation.

Director Compensation

Our sole officer and director, Ryohei Uetaki, does not currently receive any compensation for his services as a member of the board. Mr. Uetaki reserves the right in the future to award himself or any new directors cash or stock-based compensation for services rendered to the Company, which awards, if granted, shall be made at his sole discretion.

Executive Compensation Philosophy

Our sole officer and director, Ryohei Uetaki, determines the compensation of our executive officers in his sole discretion. Mr. Uetaki reserves the right to pay our executive or any future executives a salary, issue them shares of common stock in consideration for services rendered, and award incentive bonuses that are linked to the Company’s performance and the individual executive officer’s performance. This compensation package may also include long-term stock-based awards intended to align the performance of our executives with the Company’s long-term business strategies. While no performance-based stock options have been granted to date, Mr. Uetaki reserves the right to grant such options in the future if, in his sole discretion, such grants would be in the best interests of the Company.

Incentive Bonus

Our sole officer and director, Ryohei Uetaki, may grant incentive bonuses to any current or future executive officer in his sole discretion if he determines that such bonuses are in the best interest of the Company. In making this determination, Mr. Uetaki may consider the Company’s current business objectives and growth, as well as the amount of revenue generated each month, which reflects the performance and actions of the executive officers.

Long-term, Stock Based Compensation

To attract, retain, and motivate executive talent necessary to support the Company’s long-term business strategy, our sole officer and director, Ryohei Uetaki, may award long-term, stock-based compensation to any current or future executive officer in his sole discretion. The Company does not currently have any immediate plans to award such compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Borrowings and Transactions

For the years ended March 31, 2025, and 2024, the Company borrowed $54,047 and $35,564, respectively, from Takehiro Abe, the Company’s former sole officer and director. No repayments were made during these periods. As of March 31, 2025, and 2024, the total amounts owed to Mr. Abe were $157,399 and $102,209, respectively. These borrowings were unsecured, non-interest bearing, and payable on demand.

For the six months ended September 30, 2025, and 2024, the Company borrowed $0 and $34,440, respectively, from Takehiro Abe, the Company’s former sole officer and director. No repayments were made to Mr. Abe during these periods. As of September 30, 2025, and 2024, the total amount due to Mr. Abe was $0 and $34,440, respectively. These amounts were unsecured, non-interest bearing, and payable on demand.

For the six months ended September 30, 2025, the Company borrowed $102,663 from ZEXAVERSE Co., Ltd. (“ZEXAVERSE”), a company wholly owned by Ryohei Uetaki, the Chief Executive Officer and controlling shareholder of the Company. No repayments were made to ZEXAVERSE during these periods. As of September 30, 2025, the total amount due to ZEXAVERSE was $102,663. These amounts were unsecured, non-interest bearing, and payable on demand.

For the six months ended September 30, 2025, the Company borrowed $86,545 from Ryohei Uetaki, the Company’s former sole officer and director. No repayments were made to Mr. Uetaki during these periods. As of September 30, 2025, the total amount due to Mr. Uetaki was $86,545. These amounts were unsecured, non-interest bearing, and payable on demand.

For the six months ended September 30, 2025 and 2024, the Company had imputed interest of $4,527 and $7,426, respectively.

Issuances of Securities

On October 1, 2025, the Company issued 4,000,000 shares of restricted common stock to its sole officer and director, Ryohei Uetaki, at a par value of $0.0001 per share in exchange for services rendered. The issuance was made in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 4(a)(2) and/or Regulation D. No underwriters were involved in the transaction, and the shares were issued solely to the officer for consideration in the form of services.

Office Space

Our principal executive offices are located at 3-5-2-205, Kojimachi, Chiyoda-ku, Tokyo, 102-0083, Japan. This space is rented by our sole officer and director, Ryohei Uetaki, and is provided to the Company at no cost. The Company does not own any real estate or physical property. We believe the current office space is adequate for our present needs and level of operations.

From time to time, the Company also utilizes home office space and equipment provided by management at no cost. Management estimates the value of such contributions to be immaterial.

Review, Approval and Ratification of Related Party Transactions

Due to the Company’s small size and the fact that it currently has a single officer and director, Ryohei Uetaki, the Company has not adopted formal policies or procedures for reviewing, approving, or ratifying transactions with our executive officer, director, or significant stockholders, such as those described above. We intend to implement formal policies and procedures in the future, once we have sufficient resources and additional directors, so that such transactions will be subject to review, approval, or ratification by our Board of Directors or an appropriate committee. Moving forward, Ryohei Uetaki, as the sole director, will continue to approve any related party transactions.

Market Price of & dividends on the registrants common equity & related matters

(a) Market Information.

The Company’s common stock is quoted on the OTC Markets under the symbol AIDG on the OTCID Tier.

The Company’s common stock does not and has not traded on the OTC Markets, and therefore, there is no high or low bid information available for the past two fiscal years. Cede & Co. is not currently a record shareholder. For clarification, Cede & Co. is defined by NASDAQ as “a Nominee name for The Depository Trust Company, a large clearing house that holds shares in its name for banks, brokers, and institutions in order to expedite the sale and transfer of stock.”

Holders

As of the date of this report, the Company has 24,000,000 shares of common stock, $0.0001 par value, issued and outstanding. The Company has no shares of preferred stock issued or outstanding.

As of the date of this report, there are approximately 29 shareholders of record.

Dividends and Share Repurchases

We have not paid any dividends to our shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future.

Issuer Purchases of Equity Securities

None.

Equity Compensation Plan Information

Not applicable.

LEGAL PROCEEDINGS

From time to time, the Company may be involved in litigation or other legal proceedings arising in the ordinary course of business. As of the date of this report, the Company is not a party to any legal proceedings that it believes would have, individually or in the aggregate, a material adverse effect on its business, financial condition, results of operations, or prospects. However, the Company may become involved in material legal proceedings in the future.

RECENT SALES OF UNREGISTERED SECURITIES

On October 1, 2025, the Company issued 4,000,000 shares of restricted common stock to its sole officer and director, Ryohei Uetaki, at a par value of $0.0001 per share in exchange for services rendered. The issuance was made in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 4(a)(2) and/or Regulation D. No underwriters were involved in the transaction, and the shares were issued solely to the officer for consideration in the form of services.

DESCRIPTION OF SECURITIES

The Company has authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this report, the Company has 24,000,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued or outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Options and Warrants

None.

Convertible Notes

None.

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Delaware law, a corporation may indemnify its directors, officers, employees, and agents against expenses and liabilities incurred in connection with certain legal proceedings to the fullest extent permitted by law. Our Certificate of Incorporation and Bylaws provide for such indemnification and for the advancement of expenses.

Specifically, the Bylaws provide that the Company shall indemnify any person who is or was a director or officer, or who is or was serving at the Company’s request in such a capacity for another entity, against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding, provided that the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. The Bylaws also permit the Company to advance expenses prior to the final disposition of any proceeding, subject to repayment if it is determined that the individual is not entitled to indemnification.

The indemnification provisions extend to former directors and officers and, to the extent authorized by the Board of Directors, to employees and agents who are not directors or officers. The Company may purchase and maintain insurance on behalf of any such persons against liabilities incurred in any such capacity, whether or not the Company would have the power to indemnify them under its Bylaws or Delaware law.

Notwithstanding the foregoing, neither the Certificate of Incorporation nor the Bylaws provide for indemnification of directors or officers with respect to liabilities arising under the Securities Act of 1933, as amended. The Company has been advised that such indemnification is against public policy and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company has not engaged in any business combination, merger, or acquisition that would necessitate the inclusion of financial statements in connection with this Current Report on Form 8-K containing Form 10 information. Accordingly, the financial statements required by Rule 3-05 of Regulation S-X are not applicable. No financial statements are included in this Current Report because the Company’s previously reported financial condition and results of operations remain unchanged. The financial statements previously filed by the Company, as included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025, and September 30, 2025, satisfy the financial statement requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation S-X.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

As noted above in the section titled “Financial Statements and Supplementary Data,” no new financial statements are included in this Current Report. The Company’s previously filed financial statements, as included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025, and September 30, 2025, are incorporated herein by reference.

EXHIBITS TO FORM 8-K

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation (1)
3.11	Amendment to our Certificate of Incorporation (2)
3.2	Bylaws (1)
10.1	Translated and Unsigned Business Outsourcing Agreement (3)(4)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

(1) Filed as an exhibit to the Company's Form 10 Registration Statement on Form 10-12G, as filed with the SEC on April 17, 2017, and incorporated herein by this reference.

(2) Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on June 22, 2017.

(3) Filed herewith.

(4) The Company retains a signed copy of the Business Outsourcing Agreement in Japanese.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIS Holdings Group, Inc.

Dated: November 18, 2025

By: /s/ Ryohei Uetaki

Ryohei Uetaki

Chief Executive Officer, Chief Financial Officer, Director